SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2005

COMCAST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restatement of Comcast Corporation Articles of Incorporation

On February 17, 2005, the Board of Directors of Comcast Corporation (the “Company”) approved the restatement of the Company’s Articles of Incorporation (the “Articles”) effective as of June 1, 2005. The Restated Articles of Incorporation was filed with the Pennsylvania Department of State on June 1, 2005 and restates without change all of the operative provisions of the Company’s Articles of Incorporation, as previously amended and restated. The purpose of the restatement was to remove certain inoperative provisions of the Articles by: (i) eliminating obsolete defined terms and (ii) eliminating certain corporate governance provisions in Article SIXTH of the Articles that were originally added to the Articles in connection with Company’s acquisition of AT&T Corp.’s broadband business in 2002 and that have since become inoperative due to the occurrence of specified events or the passage of time. No shareholder vote was required for this restatement under Pennsylvania law. The form of the Restated Articles of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits
  3.1 Restated Articles of Incorporation of Comcast Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	June 6, 2005	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President